UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2020 (October 14, 2020)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2020, Tractor Supply Company (the “Company”) entered into a transition agreement (the “Transition Agreement”) with Benjamin F. Parrish, Jr., the Company’s Executive Vice President, General Counsel and Corporate Secretary. Pursuant to the Transition Agreement, Mr. Parrish has agreed to continue in his role until his successor is found and assist the Company in the transition of his duties for a period of thirty (30) days after his successor is employed by the Company (the “Initial Transition Period”). Mr. Parrish has also agreed, if requested by the Company, to continue to assist in the transition of his duties to his successor until the later of March 31, 2021 and ninety (90) days following the Initial Transition Period (the “Additional Transition Period”). Mr. Parrish has also agreed to be bound by certain non-disparagement, non-competition, non-solicitation and confidentiality provisions, in each case as set forth in the Transition Agreement, and has agreed to execute a general release of claims against the Company. In exchange for the release, the restrictive covenants and his agreement to provide transition services, Mr. Parrish will be entitled to the following: (i) continuation of his base salary through the Initial Transition Period and $10,000 per month during any Additional Transition Period; (ii) payment of his earned bonus for full-year fiscal 2020; (iii) any earned bonus for fiscal 2021 pro rated based on the number of days worked from the beginning of the fiscal year until the date of his successor’s employment; (iv) a lump sum payment equal to four weeks of vacation time; and (v) on Mr. Parrish’s employment termination date, (a) all options and time-based restricted stock units that are scheduled to vest in 2021 (if not previously vested) and in 2022 shall become vested and (b) all unvested performance share units or performance-based restricted share units that are scheduled to vest in February 2021 (if not previously vested) and February 2022 shall become vested in accordance with the actual achievement of the performance metrics of each grant and shall be distributed to Mr. Parrish following the end of the performance period when distributed to other participants in the equity plan. In addition, all outstanding options granted to Mr. Parrish shall be exercisable until the earlier of (i) one year from his employment termination date and (ii) the date on which such option expires in accordance with the provisions of the applicable award agreement. In the event that Mr. Parrish elects to continue his participation in the Company’s group medical, dental and vision plans under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for a period of up to 18 months following Mr. Parrish’s employment termination date.

The foregoing summary description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1      Transition Agreement, dated October 14, 2020, by and between Tractor Supply Company and Benjamin F. Parrish, Jr.

104     The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

October 16, 2020	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated October 14, 2020, by and between Tractor Supply Company and Benjamin F. Parrish, Jr.